SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

Item 5.02.  Election of Jason G. Overbaugh and S. Andrew Quist as New Directors at Annual Meeting of Stockholders

On July 12, 2013, at the Annual Meeting of Stockholders of Security National Financial Corporation (the “Company”), Jason G. Overbaugh and S. Andrew Quist were each elected as a new director of the Company.  Each will serve as a director until the next Annual Meeting of Stockholders and until a successor is duly elected and qualified.

 Mr. Jason Overbaugh has served as a Vice President and the Assistant Secretary of the Company since 2002.  He has also served as the Company’s National Marketing Director of Life Insurance since 2008.  Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company, a wholly-owned subsidiary of the Company, since 2006.  From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments.   From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales.

In addition, Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies.  He is also a member of the NFDA Trade Association.  Mr. Overbaugh received a B.S. degree in Finance from the University of Utah.

 Mr. Andrew Quist has served as a Vice President of the Company since 2010.  He has also served as the Company’s Associate General Counsel  since  2007,  where  his  responsibilities  have included the Company’s  regulatory matters and acquisitions.   In addition, Mr. Quist has been Vice President and Chief Operating Officer since 2010,  and Vice President from 2008 to 2010, of C&J Financial, LLC, a wholly owned subsidiary of the Company, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds.

On April 11, 2013, Mr. Quist was elected as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, where he also serves as Vice President and Treasurer.  Mr. Quist is also currently the President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California.

Item 5.02.  Appointment of Garrett S. Sill as Chief Financial Officer and Treasurer at Annual Meeting of Board of Directors

On July 12, 2013, at the Annual Meeting of the Board of Directors of the Company, Garrett S. Sill was appointed as Chief Financial Officer and Treasurer.  Mr. Sill had been serving as the Company’s Acting Chief Financial Officer and Acting Treasurer, since January 18, 2013.  Prior to his appointment as Acting Chief Financial Officer and Acting Treasurer, Mr. Sill had been serving since 2011 as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company.

From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company.  From 1997 to 2002, he was Vice President and Controller of SecurityNational Mortgage Company.  Mr. Sill is a certified public accountant, having been licensed since 2002.  He holds  a B.A. degree in Accounting from Weber State University and an M.B.A. degree in Business Administration from the University of Utah.  Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 19, 2013	By: /s/ Scott M. Quist
Scott M. Quist, President